Exhibit 23.1

Ankit Consulting Services Inc.
CPAs & Consultants
___________________________________________
30211 Avenida De Las Banderas, Suite # 200
Rancho Santa Margarita, CA 92688
Phone: 949-683-3034, Facsimile: 949-271-4737

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-1 is a part, of the report dated January 22, 2017 relative to the financial statements of Cheval Resources Corporation as of December 31, 2016 and 2015 for the years then ended.

We also consent to the reference to my firm under the caption "Experts" in such Registration Statement.5.

/s/ Ankit Consulting Services, Inc.
Certified Public Accountants

Ankit Consulting Services, Inc.
Certified Public Accountants
Rancho Santa Margarita, CA
 January 31, 2017